Exhibit 99.1
FLEETCOR Reports Third Quarter 2023 Financial Results

Atlanta, GA, November 8, 2023 — FLEETCOR Technologies, Inc. (NYSE: FLT), a leading global business payments company, today reported financial results for its third quarter ended September 30, 2023.

“We reported another good quarter, with revenues and adjusted net income per share growth of 9% and 6%,” said Ron Clarke, chairman and chief executive officer, FLEETCOR. “Organic revenue growth was 10% for the quarter, driven by 20% growth in corporate payments. Strategically, we completed the acquisition of the world’s second largest mobile parking operator, which is an important ingredient to our strategy to transform our vehicle payments business.”
Financial Results for Third Quarter of 2023:
GAAP Results
•Revenues increased 9% to $970.9 million in the third quarter of 2023, compared to $893.0 million in the third quarter of 2022.
•Net income increased 9% to $271.5 million in the third quarter of 2023, compared to $248.9 million in the third quarter of 2022.
•Net income per diluted share increased 10% to $3.64 in the third quarter of 2023, compared to $3.29 per diluted share in the third quarter of 2022.
Non-GAAP Results1
•EBITDA1 increased 13% to $528.9 million in the third quarter of 2023, compared to $466.4 million in the third quarter of 2022.
•Adjusted net income1 increased 4% to $335.1 million in the third quarter of 2023, compared to $320.7 million in the third quarter of 2022.
•Adjusted net income per diluted share1 increased 6% to $4.49 in the third quarter of 2023, compared to $4.24 per diluted share in the third quarter of 2022.

“The third quarter was particularly active with the sale of our Russia business, acquisition of PayByPhone and a quite different macro environment versus what we outlooked in August,” said Tom Panther, chief financial officer, FLEETCOR. “We’ve bridged this for you in our earnings supplement, and our results came in ahead of those proforma expectations, as our businesses continued the positive trends from the first half of the year. Our solid revenue performance and disciplined expense management in the quarter resulted in EBITDA margin expansion of 225 basis points over the prior period. Additionally, we deployed capital to drive future growth by acquiring PayByPhone and repurchasing $530 million of FLEETCOR stock in the quarter, inclusive of the August ASR.”
Updated Fiscal Year 2023 Outlook:

“Our guidance for the rest of the year has been updated to reflect our updated macro outlook for the remainder of the year, as well as our recent acquisition and divestiture. We currently expect our fourth quarter revenue and adjusted net income per share to grow approximately 10% and 11%, respectively,” concluded Panther.
For fiscal year 2023, FLEETCOR Technologies, Inc.'s updated financial guidance1 is as follows:

•Total revenues between $3,774 million and $3,804 million;
•Net income between $977 million and $1,001 million;
•Net income per diluted share between $13.14 and $13.44;
•Adjusted net income between $1,252 million and $1,276 million; and
•Adjusted net income per diluted share between $16.82 and $17.12.
FLEETCOR’s guidance assumptions are as follows:
For the balance of the year:
•Weighted average U.S. fuel prices of $3.96 per gallon;
•Market fuel spreads unfavorable to the fourth quarter of 2022;
•Foreign exchange rates equal to the monthly average for October 2023; and
•Fourth quarter revenues of $953 million to $983 million and adjusted net income per diluted share of $4.34 to $4.64.
For the full year:
•Interest expense between $340 million and $350 million;
•Approximately 74.5 million fully diluted shares outstanding;
•A tax rate of 26% to 27%; and
•No impact related to acquisitions and dispositions not already closed.

1Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1 and 6 attached. Additional supplemental data is provided in Exhibits 2-5. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 7.

Conference Call:
The Company will host a conference call to discuss third quarter 2023 financial results today at 5:30 pm ET. Hosting the call will be Ron Clarke, chief executive officer, Tom Panther, chief financial officer and Jim Eglseder, investor relations. The conference call can be accessed live via webcast from the Company's investor relations website at http://investor.fleetcor.com. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 16769203. The replay will be available until November 15, 2023. Prior to the conference call, the Company will post supplemental financial information that will be discussed during the call and live webcast.
Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FLEETCOR’s beliefs, assumptions, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology.
These forward-looking statements are not a guarantee of performance, and you should not place undue reliance on such statements. We have based these forward-looking statements largely on preliminary information, internal estimates and management assumptions, expectations and plans about future conditions, events and results. Forward-looking statements are subject to many uncertainties and other variable circumstances, such as our ability to successfully execute our strategic plan and portfolio review; adverse changes in program fees or charges we may collect, whether through legal, regulatory or contractual changes; adverse outcomes with respect to current and future legal proceedings or investigations, including without limitation, the FTC lawsuit, or actions of governmental, regulatory or quasi-governmental bodies or standards or industry organizations with respect to our payment cards; delays or failures associated with implication of, or adaption to, new technology, changes in credit risk of customers and associated losses; failure to maintain or renew key business relationships; failure to maintain competitive product offerings; failure to complete, or delays in completing, acquisitions, new partnerships or customer arrangements, and to successfully integrate or otherwise achieve anticipated benefits from such acquisitions, partnerships, and customer arrangements; failure to successfully expand and manage our business internationally; other risks related to our international operations, including the impact of the global military conflicts between Russia and Ukraine and in the Middle East, on our business and operations, the potential impact to our business as a result of the United Kingdom’s exit from the European Union; and the impact of foreign exchange rates on operations, revenues and income; and the failure or compromise of our data centers and other information technology assets; as well as the other risks and uncertainties identified under the caption "Risk Factors" in FLEETCOR's Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (“SEC”) on February 28, 2023 and subsequent filings with the SEC made by us. These factors could cause our actual results and experience to differ materially from any forward-looking statement made herein. The forward-looking statements included in this press release are made only as of the date hereof and we do not undertake, and specifically disclaim, any obligation to update any such statements as a result of new information, future events or developments, except as specifically stated or to the extent required by law. You may access FLEETCOR’s SEC filings for free by visiting the SEC web site at www.sec.gov.
About Non-GAAP Financial Measures:
This press release includes non-GAAP financial measures, which are used by the Company as supplemental measures to evaluate its overall operating performance. The Company’s definitions of the non-GAAP financial measures used herein may differ from similarly titled measures used by others, including within our industry. By providing these non-GAAP financial measures, together with reconciliations to the most directly comparable GAAP financial measures, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives. See the appendix for additional information regarding these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure.
Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash share based compensation expense related to share based compensation awards, (b) amortization of deferred financing costs, discounts, intangible assets, and amortization of the premium recognized on the purchase of receivables, (c) integration and deal related costs, and (d) other non-recurring items, including unusual credit losses, the impact of discrete tax items, the impact of business dispositions, impairment charges, asset write-offs, restructuring costs, loss on extinguishment of debt, and legal settlements and related legal fees. We adjust net income for the tax effect of adjustments using our effective income tax rate, exclusive of discrete tax items. We calculate adjusted net income and adjusted net income per diluted share to eliminate the effect of items that we do not consider indicative of our core operating performance.
Adjusted net income and adjusted net income per diluted share are supplemental measures of operating performance that do not represent and should not be considered as an alternative to net income, net income per diluted share or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP. We believe it is useful to exclude non-cash share based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and share based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. Integration and deal related costs represent business acquisition transaction costs, professional services fees, short-term retention bonuses and system migration costs, etc., that are not indicative of the performance of the underlying business. We also believe that certain expenses, discrete tax items, gains on business disposition, recoveries (e.g. legal settlements, write-off of customer receivable, etc.), gains and losses on investments, and impairment charges do not necessarily reflect how our investments and business are performing. We adjust net income for the tax effect of each of these adjustments items using the effective tax rate during the period, exclusive of discrete tax items.
Organic revenue growth is calculated as revenue growth in the current period adjusted for the impact of changes in the macroeconomic environment (to include fuel price, fuel price spreads and changes in foreign exchange rates) over revenue in the comparable prior period adjusted to include or remove the impact of acquisitions and/or divestitures and non-recurring items that have occurred subsequent to that period. We believe that organic revenue growth on a macro-neutral, one-time item, and consistent acquisition/divestiture/non-recurring item basis is useful to investors for understanding the performance of FLEETCOR.
EBITDA is defined as earnings before interest, income taxes, interest expense, net, other expense (income), depreciation and amortization, loss on extinguishment of debt, investment loss/gain and other operating, net.

Management uses adjusted net income, adjusted net income per diluted share, organic revenue growth and EBITDA:
•as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;
•for planning purposes, including the preparation of our internal annual operating budget;
•to allocate resources to enhance the financial performance of our business; and
•to evaluate the performance and effectiveness of our operational strategies.
About FLEETCOR®
FLEETCOR Technologies (NYSE: FLT) is a leading global business payments company that helps businesses spend less by providing innovative solutions that enable and control expense-related purchasing and payment processes. The FLEETCOR portfolio of brands automate, secure, digitize and manage payment transactions on behalf of businesses across more than 150 countries in North America, Latin America, Europe, and Asia Pacific. For more information, please visit www.FLEETCOR.com.
Contact:
Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@fleetcor.com

FLEETCOR Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	% Change	2023	2022	% Change
Revenues, net	$970,892	$893,000	9%	$2,820,399	$2,543,519	11%
Expenses:
Processing	208,217	203,315	2%	618,449	563,097	10%
Selling	85,954	74,005	16%	253,958	230,218	10%
General and administrative	147,839	149,294	(1)%	461,879	440,262	5%
Depreciation and amortization	84,750	77,213	10%	252,658	232,489	9%
Other operating, net	(845)	3	NM	633	82	NM
Total operating expense	525,915	503,830	4%	1,587,577	1,466,148	8%
Operating income	444,977	389,170	14%	1,232,822	1,077,371	14%
Other expenses:
Investment loss (gain)	30	174	NM	(142)	519	NM
Other (income) expense, net	(13,432)	3,688	NM	(15,110)	6,187	NM
Interest expense, net	88,285	45,410	94%	256,566	90,510	183%
Loss on extinguishment of debt	—	—	NM	—	1,934	NM
Total other expense	74,883	49,272	52%	241,314	99,150	143%
Income before income taxes	370,094	339,898	9%	991,508	978,221	1%
Provision for income taxes	98,598	91,013	8%	265,475	249,213	7%
Net income	$271,496	$248,885	9%	$726,033	$729,008	—%
Basic earnings per share	$3.71	$3.34	11%	$9.87	$9.55	3%
Diluted earnings per share	$3.64	$3.29	10%	$9.72	$9.38	4%
Weighted average shares outstanding:
Basic shares	73,165	74,461		73,523	76,311
Diluted shares	74,604	75,558		74,733	77,687

NM- Not Meaningful

FLEETCOR Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands)

	September 30, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,094,234	$1,435,163
Restricted cash	1,221,279	854,017
Accounts and other receivables (less allowance)	2,655,275	2,064,745
Securitized accounts receivable — restricted for securitization investors	1,396,000	1,287,000
Prepaid expenses and other current assets	493,470	465,227
Total current assets	6,860,258	6,106,152
Property and equipment, net	329,992	294,692
Goodwill	5,553,546	5,201,435
Other intangibles, net	2,164,999	2,130,974
Investments	67,964	74,281
Other assets	287,708	281,726
Total assets	$15,264,467	$14,089,260
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,895,280	$1,568,942
Accrued expenses	393,439	351,936
Customer deposits	1,783,311	1,505,004
Securitization facility	1,396,000	1,287,000
Current portion of notes payable and lines of credit	949,803	1,027,056
Other current liabilities	320,386	303,517
Total current liabilities	6,738,219	6,043,455
Notes payable and other obligations, less current portion	4,637,211	4,722,838
Deferred income taxes	548,943	527,465
Other noncurrent liabilities	280,643	254,009
Total noncurrent liabilities	5,466,797	5,504,312
Commitments and contingencies
Stockholders’ equity:
Common stock	129	128
Additional paid-in capital	3,227,476	3,049,570
Retained earnings	7,936,802	7,210,769
Accumulated other comprehensive loss	(1,361,934)	(1,509,650)
Treasury stock	(6,743,022)	(6,209,324)
Total stockholders’ equity	3,059,451	2,541,493
Total liabilities and stockholders’ equity	$15,264,467	$14,089,260

FLEETCOR Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30,
	2023	2022
Operating activities
Net income	$726,033	$729,008
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	82,028	67,066
Stock-based compensation	89,917	100,828
Provision for credit losses on accounts and other receivables	103,495	89,976
Amortization of deferred financing costs and discounts	5,417	5,949
Amortization of intangible assets and premium on receivables	170,630	165,423
Loss on extinguishment of debt	—	1,934
Deferred income taxes	(18,911)	(7,987)
Gain on disposition of business	(13,712)	—
Other non-cash operating expense, net	491	601
Changes in operating assets and liabilities (net of acquisitions/disposition):
Accounts and other receivables	(809,487)	(950,237)
Prepaid expenses and other current assets	114,237	(25,570)
Derivative assets and liabilities, net	(7,939)	10,756
Other assets	33,090	(16,154)
Accounts payable, accrued expenses and customer deposits	428,580	267,014
Net cash provided by operating activities	903,869	438,607
Investing activities
Acquisitions, net of cash acquired	(429,914)	(160,117)
Purchases of property and equipment	(117,158)	(107,631)
Proceeds from disposal of a business, net of cash disposed	197,025	—
Other	4,401	—
Net cash used in investing activities	(345,646)	(267,748)
Financing activities
Proceeds from issuance of common stock	101,202	22,109
Repurchase of common stock	(546,910)	(1,295,644)
Borrowings on securitization facility, net	109,000	364,000
Deferred financing costs paid and debt discount	(238)	(10,282)
Proceeds from issuance of notes payable	—	3,000,000
Principal payments on notes payable	(70,500)	(2,800,500)
Borrowings from revolver	6,495,000	4,338,000
Payments on revolver	(6,770,000)	(3,658,000)
Borrowings on swing line of credit, net	180,723	194
Other	264	—
Net cash used in financing activities	(501,459)	(40,123)
Effect of foreign currency exchange rates on cash	(30,431)	(80,551)
Net increase in cash and cash equivalents and restricted cash	26,333	50,185
Cash and cash equivalents and restricted cash, beginning of period	2,289,180	2,250,695
Cash and cash equivalents and restricted cash, end of period	$2,315,513	$2,300,880
Supplemental cash flow information
Cash paid for interest, net	$327,099	$138,310
Cash paid for income taxes, net	$319,764	$309,567

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except shares and per share amounts)
(Unaudited)

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:*

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income	$271,496	$248,885	$726,033	$729,008

Stock based compensation	29,073	34,180	89,917	100,828
Amortization[1]	58,304	55,748	176,047	171,372
Integration and deal related costs	9,269	4,861	24,734	14,071
Legal settlements/litigation	1,473	2,783	1,957	4,685
Restructuring, related and other[2] costs	2,314	507	3,017	1,270
Gain on disposition of business	(13,712)	—	(13,712)	—
Loss on extinguishment of debt	—	—	—	1,934
Total pre-tax adjustments	86,721	98,079	281,960	294,160
Income taxes	(23,104)	(26,262)	(75,540)	(86,667)
Adjusted net income	$335,113	$320,702	$932,453	$936,501
Adjusted net income per diluted share	$4.49	$4.24	$12.48	$12.06

Diluted shares	74,604	75,558	74,733	77,687

[1] Includes amortization related to intangible assets, premium on receivables, deferred financing costs and debt discounts.
[2] Includes impact of foreign currency transactions; prior amounts were not material for recast ($1.9 million) and ($4.1 million) for the quarter and year to date, respectively.
*Columns may not calculate due to rounding.

Exhibit 2
Key Performance Indicators, by Segment and Revenue Per Performance Metric on a GAAP Basis and Pro Forma and Macro Adjusted
(In millions except revenues, net per key performance metric)
(Unaudited)

The following table presents revenue and revenue per key performance metric by segment*
	As Reported				Pro Forma and Macro Adjusted[2]
	Three Months Ended September 30,				Three Months Ended September 30,
	2023	2022	Change	% Change	2023	2022	Change	% Change
FLEET
'- Revenues, net	$365.5	$395.2	(29.7)	(8)%	$396.7	$381.1	$15.6	4%
'- Transactions	122.0	123.4	(1.4)	(1)%	122.0	124.1	(2.1)	(2)%
'- Revenues, net per transaction	$2.99	$3.20	$(0.21)	(6)%	$3.25	$3.07	$0.18	6%
CORPORATE PAYMENTS
'- Revenues, net	$258.8	$196.9	$61.9	31%	$256.8	$213.7	$43.1	20%
'- Spend volume	39,446	30,609	8,837	29%	39,446	32,828	6,618	20%
'- Revenues, net per spend $	0.66%	0.64%	0.01%	2%	0.65%	0.65%	—%	—%
LODGING
'- Revenues, net	$141.4	$126.0	$15.4	12%	$141.0	$128.6	$12.4	10%
'- Room nights	9.2	9.9	(0.7)	(7)%	9.2	10.0	(0.9)	(9)%
'- Revenues, net per room night	$15.41	$12.78	$2.62	21%	$15.36	$12.81	$2.55	20%
BRAZIL
'- Revenues, net	$134.2	$108.6	$25.6	24%	$126.0	$108.6	$17.4	16%
'- Tags (average monthly)	6.7	6.2	0.4	7%	6.7	6.2	0.4	7%
'- Revenues, net per tag	$20.16	$17.47	$2.69	15%	$18.94	$17.47	$1.47	8%
OTHER[1]
'- Revenues, net	$71.0	$66.3	$4.7	7%	$70.5	$66.3	$4.2	6%
'- Transactions	296.6	249.4	47.1	19%	296.6	249.4	47.1	19%
'- Revenues, net per transaction	$0.24	$0.27	$(0.03)	(10)%	$0.24	$0.27	$(0.03)	(11)%
FLEETCOR CONSOLIDATED REVENUES
'- Revenues, net	$970.9	$893.0	$77.9	9%	$991.1	$898.3	$92.8	10%

[1] Other includes Gift and Payroll Card operating segments.
[2] See Exhibit 5 for a reconciliation of Pro forma and Macro Adjusted revenue by solution and metrics, non-GAAP measures, to the GAAP equivalent.
*Columns may not calculate due to rounding.

 Exhibit 3
Revenues by Geography and Segment
(In millions)
(Unaudited)

Revenues, net by Geography*	Three Months Ended September 30,				Nine Months Ended September 30,
	2023	%	2022	%	2023	%	2022	%
US	$561	58%	$558	63%	$1,610	57%	$1,558	61%
Brazil	134	14%	109	12%	382	14%	323	13%
UK	115	12%	90	10%	333	12%	278	11%
Other	161	17%	136	15%	495	18%	384	15%
Consolidated Revenues, net	$971	100%	$893	100%	$2,820	100%	$2,544	100%
*Columns may not calculate due to rounding.

Revenues, net by Segment*	Three Months Ended September 30,				Nine Months Ended September 30,
	2023	%	2022	%	2023	%	2022	%
Fleet	$366	38%	$395	44%	$1,121	40%	$1,124	44%
Corporate Payments	259	27%	197	22%	733	26%	570	22%
Lodging	141	15%	126	14%	400	14%	337	13%
Brazil	134	14%	109	12%	382	14%	323	13%
Other	71	7%	66	7%	184	7%	189	7%
Consolidated Revenues, net	$971	100%	$893	100%	$2,820	100%	$2,544	100%

*Columns may not calculate due to rounding. Segment and solutions reporting have converged to be the same. The recent acquisition of a parking business is included in our Fleet segment. The recent disposition of our Russian business is also included in our Fleet segment.

Exhibit 4
Segment Results*
(In thousands)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023[1]	2022	% Change	2023[1]	2022	% Change
Revenues, net:
Fleet	$365,502	$395,203	(8)%	$1,120,823	$1,124,157	—%
Corporate Payments	258,800	196,941	31%	732,958	570,408	28%
Lodging	141,389	125,961	12%	400,287	337,438	19%
Brazil	134,172	108,583	24%	381,998	322,945	18%
Other[1]	71,028	66,312	7%	184,333	188,571	(2)%
	$970,891	$893,000	9%	$2,820,399	$2,543,519	11%
Operating income:
Fleet	$186,614	$192,598	(3)%	$547,637	$547,233	—%
Corporate Payments	102,143	69,669	47%	265,100	193,735	37%
Lodging	74,023	63,463	17%	196,832	161,802	22%
Brazil	61,054	44,646	37%	168,673	123,591	36%
Other[1]	21,143	18,794	12%	54,580	51,010	7%
	$444,977	$389,170	14%	$1,232,822	$1,077,371	14%
Depreciation and amortization:
Fleet	$34,219	$34,897	(2)%	$104,147	$104,531	—%
Corporate Payments	21,114	15,864	33%	61,458	48,936	26%
Lodging	12,189	10,474	16%	35,247	31,329	13%
Brazil	14,989	13,756	9%	45,065	41,164	9%
Other[1]	2,239	2,222	1%	6,741	6,529	3%
	$84,750	$77,213	10%	$252,658	$232,489	9%
Capital expenditures:
Fleet	$18,261	$20,960	(13)%	$56,126	$55,197	2%
Corporate Payments	6,969	5,952	17%	22,235	15,598	43%
Lodging	3,661	3,309	11%	10,534	7,068	49%
Brazil	7,856	9,273	(15)%	23,386	22,871	2%
Other[1]	1,489	1,508	(1)%	4,877	6,897	(29)%
	$38,236	$41,002	(7)%	$117,158	$107,631	9%

[1]Other includes Gift and Payroll Card operating segments.
*Columns may not calculate due to rounding. The recent acquisition of a parking business is included in our Fleet segment. The recent disposition of our Russian business is also included in our Fleet segment.

Exhibit 5
Reconciliation of Non-GAAP Revenue and Key Performance Metric by Segment to GAAP
(In millions)
(Unaudited)

	Revenues, net		Key Performance Metric
	Three Months Ended September 30,		Three Months Ended September 30,
	2023*	2022*	2023*	2022*
FLEET - TRANSACTIONS
Pro forma and macro adjusted	$396.7	$381.1	122.0	124.1
Impact of acquisitions/dispositions	—	14.1	—	(0.7)
Impact of fuel prices/spread	(34.4)	—	—	—
Impact of foreign exchange rates	3.2	—	—	—
As reported	$365.5	$395.2	122.0	123.4
CORPORATE PAYMENTS - SPEND
Pro forma and macro adjusted	$256.8	$213.7	$39,446	$32,828
Impact of acquisitions/dispositions	—	(16.8)	—	(2,219)
Impact of fuel prices/spread	(0.2)	—	—	—
Impact of foreign exchange rates	2.2	—	—	—
As reported	$258.8	$196.9	$39,446	$30,609
LODGING - ROOM NIGHTS
Pro forma and macro adjusted	$141.0	$128.6	9.2	10.0
Impact of acquisitions/dispositions	—	(2.6)	—	(0.2)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	0.4	—	—	—
As reported	$141.4	$126.0	9.2	9.9
BRAZIL - TAGS
Pro forma and macro adjusted	$126.0	$108.6	6.7	6.2
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	(1.0)	—	—	—
Impact of foreign exchange rates	9.1	—	—	—
As reported	$134.2	$108.6	6.7	6.2
OTHER[1] - TRANSACTIONS
Pro forma and macro adjusted	$70.5	$66.3	296.6	249.4
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	0.5	—	—	—
As reported	$71.0	$66.3	296.6	249.4
FLEETCOR CONSOLIDATED REVENUES
Pro forma and macro adjusted	$991.1	$898.3	Intentionally Left Blank
Impact of acquisitions/dispositions	—	(5.3)
Impact of fuel prices/spread[2]	(35.6)	—
Impact of foreign exchange rates[2]	15.4	—
As reported	$970.9	$893.0

* Columns may not calculate due to rounding.
[1]Other includes Gift and Payroll Card operating segments.
[2] Revenues reflect an estimated $23 million and $12 million negative impact from fuel price spreads and fuel prices, respectively, partially offset by the positive impact of movements in foreign exchange rates of approximately $15 million.

Exhibit 6
RECONCILIATION OF NON-GAAP EBITDA MEASURES
(In millions)
(Unaudited)

The following table reconciles EBITDA and EBITDA margin to net income.*

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income	$271.5	$248.9	$726.0	$729.0
Provision for income taxes	98.6	91.0	265.5	249.2
Interest expense, net	88.3	45.4	256.6	90.5
Other (income) expense	(13.4)	3.7	(15.1)	6.2
Investment loss (gain)	—	0.2	(0.1)	0.5
Depreciation and amortization	84.8	77.2	252.7	232.5
Loss on extinguishment of debt	—	—	—	1.9
Other operating, net	(0.8)	—	0.6	0.1
EBITDA	$528.9	$466.4	$1,486.1	$1,309.9

Revenues, net	$970.9	$893.0	$2,820.4	$2,543.5
EBITDA margin	54.5%	52.2%	52.7%	51.5%

* Columns may not calculate due to rounding.

Exhibit 7
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following table reconciles the fourth quarter 2023 and full year 2023 financial guidance for net income to adjusted net income and adjusted net income per diluted share, at both ends of the range.

	Q4 2023 GUIDANCE
	Low*	High*
Net income	$251	$275
Net income per diluted share	$3.42	$3.72

Stock based compensation	29	29
Amortization	59	59
Other	5	5
Total pre-tax adjustments	93	93
Income taxes	25	25
Adjusted net income	$319	$343
Adjusted net income per diluted share	$4.34	$4.64
Diluted shares	74	74

	2023 GUIDANCE
	Low*	High*
Net income	$977	$1,001
Net income per diluted share	$13.14	$13.44

Stock based compensation	120	120
Amortization	235	235
Other	20	20
Total pre-tax adjustments	375	375
Income taxes	99	99
Adjusted net income	$1,252	$1,276
Adjusted net income per diluted share	$16.82	$17.12
Diluted shares	74	74

*Columns may not calculate due to rounding.